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                                                                       EXHIBIT 1

[PRICEWATERHOUSECOOPERS LETTERHEAD APPEARS HERE]


April 19, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

                             Aviation Group, Inc.
                             --------------------

We have read the statements made by Aviation Group, Inc. (copy of such statements attached to this letter), which we understand will be filed by Aviation Group, Inc. with the Securities and Exchange Commission, pursuant to
Item 4 of Form 8-K, as part of Aviation Group Inc.'s Form 8-K report dated April 19, 1999. We agree with the statements in paragraph 4(a) concerning PricewaterhouseCoopers LLP in such Form 8-K.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP